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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We have issued our report dated December 18, 2000, accompanying the consolidated financial statements in the Annual Report of Biomune Systems, Inc. on Form 10-KSB for the year ended September 30, 2000. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Biomune Systems, Inc. on Form S-8 (File No. 333-95943, 333-47285, 333-29113 and
333-18157).


GRANT THORNTON LLP


Chicago, Illinois
January 16, 2001


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